UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 11, 2008

TUCOWS INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada		M6K 3M1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Item 8.01 – Other Events

On November 11, 2008, Tucows Inc., a Pennsylvania corporation (the “Company”) restructured certain of its operations, which resulted in a reduction of approximately 15% of the Company’s employees. This restructuring and associated reduction in workforce was approved by the Company’s Board of Directors on November 6, 2008.  During the fourth quarter of 2008, the Company expects to incur approximately $400,000 of compensation expense relating to severance to be paid to the affected employees.

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995.  In particular, this Current Report includes forward-looking statements related to the Company’s business, particularly the payment of severance to certain employees and the fact that the Company may recognize a compensation expense as a result thereof. Such statements are based on management’s current expectations and are subject to a number of uncertainties and risks, including general economic conditions and the other risks set forth in the Company’s filings with the Securities and Exchange Commission.  As a result, actual results may differ materially from the forward-looking statements in this Current Report.  The Company encourages readers of this Current Report to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. The Company does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

The information in this report and the exhibit is furnished to, and not filed with, the Securities and Exchange Commission and shall not be incorporated by reference into any registration statement filed by the company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01               Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                                  Not Applicable.

(b)                                 Not Applicable.

(d)                                 No Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

	By:	/s/ Elliot Noss
Elliot Noss
President and Chief Executive
Officer

Dated: November 12, 2008